SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant    [  ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[  ]        Preliminary Proxy Statement

[  ]        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ]        Definitive Proxy Statement

[X]       Definitive Additional Materials

[  ]        Soliciting Material Pursuant to § 240.14a-12

INNOVIVA, INC.

(Name of Registrant as Specified In Its Charter)

Sarissa Capital Domestic Fund LP

Sarissa Capital Offshore Master Fund LP

Sarissa Capital Fund GP LLC

Sarissa Capital Fund GP LP

Sarissa Capital Offshore Fund GP LLC

Sarissa Capital Management GP LLC

Sarissa Capital Management LP

Dr. Alexander J. Denner

Mr. Mark DiPaolo

Mr. George W. Bickerstaff, III

Mr. Jules Haimovitz

Dr. Odysseas Kostas

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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  On March 27, 2017, Sarissa Capital Management LP, together with the other Participants (as defined below), issued the following press release in connection with its solicitation of proxies for the 2017 annual meeting of shareholders of Innoviva, Inc. The Participants also posted the press release to www.dfking.com/INVA:

SARISSA CAPITAL FILES PRESENTATION IN PROXY CONTEST WITH INNOVIVA

HIGHLIGHTING INNOVIVA’S LACK OF SHAREHOLDER FOCUS AND

POOR CORPORATE GOVERNANCE

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Sarissa believes that Innoviva is being run for the benefit of management instead of shareholders

Sarissa fears Innoviva will not be good stewards of future shareholder capital

Innoviva is fraught with poor corporate governance and its nomination process is deeply flawed

Greenwich, CT, March 27, 2017 – Sarissa Capital Management LP (“Sarissa”) announced today that it filed a presentation with the Securities and Exchange Commission (the “SEC”) in connection with its intent to nominate a minority slate to the Board of Directors of Innoviva, Inc. (NASDAQ: INVA) (“Innoviva”) at its 2017 annual meeting of stockholders to be held on April 20, 2017 at 8:30 a.m. EDT in Philadelphia, PA. The presentation is available on the SEC’s website at http://www.sec.gov or on the website maintained by D.F. King & Co., Inc. at http://www.dfking.com/INVA.

Sarissa’s presentation highlights the following:

●	Innoviva claims that cost cutting has limited upside misses the point. Innoviva oversees an extremely large amount of shareholder capital, every dollar of which must be utilized in a manner that enhances shareholder value. Sarissa strongly believes that Innoviva must learn that shareholder capital must be optimized for the benefit of shareholders instead of management.

●	Sarissa is concerned that Innoviva tries to justify its expenditures by comparing itself to far more complex companies, as its “closest peers.” Unlike those “closest peers”, Innoviva simply collects royalties from two drugs that one partner markets and sells. Is Innoviva trying to mislead us or do they aspire to use shareholder assets to become far more complex?

●	Sarissa believes that Innoviva suffers from extremely poor corporate governance and that Innoviva really does not want constructive dialogue. The CEO has dominated the entire nomination process and Sarissa has still not met with any of the independent directors. In spite of this, the Board already determined to reject all Sarissa nominees.

INNOVIVA DOES NOT MARKET OR SELL ANY DRUGS. IT JUST COLLECTS ROYALTY

PAYMENTS. SO WHY IS IT SPENDING SO MUCH MONEY AND WHY IS MANAGEMENT BEING PAID

SO MUCH? IT IS TIME FOR INNOVIVA TO BE OPTIMIZED FOR SHAREHOLDERS.

Time is of the essence. We urge you to VOTE THE GOLD PROXY CARD to help us deliver the necessary change to Innoviva. It is important that you submit your GOLD proxy card AS SOON AS POSSIBLE. Importantly, if you receive a white card from Innoviva, DO NOT return it, just discard it. Returning a white card, even if you withhold on Innoviva’s nominees, will not be a vote for the Sarissa nominees, and it would revoke any vote you previously submitted on the GOLD CARD.

PLEASE VOTE NOW by signing, dating and returning the GOLD proxy card. You may also vote by phone or internet by following the instructions on the THE GOLD PROXY CARD. If you have any questions regarding your GOLD proxy card or need assistance in executing your proxy, please contact our proxy solicitor, D.F. King & Co., Inc. by telephone at the following numbers: stockholders call toll–free: (800) 549–6746 and banks and brokerage firms call: (212) 269–5550, or through the internet at www.dfking.com/INVA.

Contacts:

Sarissa Capital Management LP

Melinda Zech

203-302-2330

D.F. King & Co., Inc.

Edward McCarthy

Peter Aymar

212-269-5550

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CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

  ON MARCH 22, 2017, SARISSA CAPITAL MANAGEMENT LP (“SARISSA”), TOGETHER WITH THE OTHER PARTICIPANTS IN SARISSA’S PROXY SOLICITATION (THE “PARTICIPANTS”), FILED A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING GOLD PROXY CARD WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) TO BE USED TO SOLICIT PROXIES IN CONNECTION WITH THE 2017 ANNUAL MEETING OF SHAREHOLDERS OF INNOVIVA, INC. (THE “COMPANY”). STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF THE COMPANY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE TO STOCKHOLDERS OF THE COMPANY AT NO CHARGE AT THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS ALSO AVAILABLE BY CONTACTING SARISSA’S PROXY SOLICITOR, D.F. KING & CO., INC., BY TELEPHONE AT THE FOLLOWING NUMBERS: STOCKHOLDERS CALL TOLL–FREE: (800) 549–6746 AND BANKS AND BROKERAGE FIRMS CALL: (212) 269–5550, OR THROUGH THE INTERNET AT WWW.DFKING.COM/INVA